Exhibit 99.1

Assurant Announces Closing of Public Offering of Subordinated Notes

NEW YORK, November 19, 2020 - Assurant, Inc. (NYSE: AIZ) (“Assurant”), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, today announced the closing of a public offering of $250 million aggregate principal amount of its 5.25% Subordinated Notes due 2061 (the “Notes”).

The Notes were sold at par, resulting in net proceeds of approximately $244 million, after deducting underwriting discounts and estimated offering expenses payable by Assurant. Assurant intends to use the net proceeds from the offering, along with cash on hand, to finance its pending acquisition of HYLA Mobile. Any remaining net proceeds will be used for general corporate purposes.

The offering of the Notes was registered under the Securities Act of 1933, as amended. Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC acted as joint book-running managers for the offering.

An effective shelf registration statement, under which the Notes were issued, was filed previously with the U.S. Securities and Exchange Commission. The offering and sale of the Notes was made only by means of a prospectus and an accompanying prospectus supplement related to the offering. You can get copies of these documents for free by visiting EDGAR at the SEC website at www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement may be obtained by contacting Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, or by emailing wfscustomerservice@wellsfargo.com or by calling at (800) 645-3751; Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attention: Prospectus Department, or by emailing prospectus@morganstanley.com or by calling at (866) 718-1649; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, or by calling at (212) 834-4533.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Assurant

Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.

Learn more at assurant.com or on Twitter @AssurantNews.

Cautionary Statement

Some of the statements included in this press release, particularly those with respect to the proposed HYLA Mobile acquisition, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.

Media Contact:

Linda Recupero

Senior Vice President, Enterprise Communication

Phone: 201.519.9773

linda.recupero@assurant.com

Investor Relations Contacts:

Suzanne Shepherd

Senior Vice President, Investor Relations

Phone: 201.788.4324

suzanne.shepherd@assurant.com

Sean Moshier

Assistant Vice President, Investor Relations

Phone: 914.204.2253

sean.moshier@assurant.com